Exhibit 23.3
DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
January 15, 2010
Approach Resources Inc.
One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas 76116
Ladies and Gentlemen:
     We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation by reference of information relating to proved reserves and the present value discounted at 10 percent (PV-10) of such reserves taken from our “Appraisal Report as of December 31, 2006 on Certain Properties owned by Approach Resources and J Cleo Thompson,” “Appraisal Report as of December 31, 2006 on Certain Properties owned by Approach Oil and Gas, Inc,” “Appraisal Report as of December 31, 2006 on Certain Properties owned by Approach Resources,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Approach Resources,” and “Appraisal Report as of December 31, 2008 on Certain Properties owned by Approach Resources” (our Reports) in the Registration Statement on Form S-3 of Approach Resources Inc. (Approach), in any amendments thereto filed by Approach, and in the prospectus to which the Registration Statement relates.

Very truly yours, /s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716